UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2016
 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Commission file number: 0-19417

Delaware	04-2746201
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2016, Progress Software Corporation (“PSC”) issued a press release announcing the appointment of Kurt J. Abkemeier as Chief Financial Officer of PSC, effective September 28, 2016.  Mr. Abkemeier replaced Chris E. Perkins as Chief Financial Officer. Mr. Perkins previously informed PSC of his intention to retire and his employment with PSC terminated as of September 28, 2016.

Mr. Abkemeier, age 46, was previously Chief Financial Officer and Executive Vice President of Inteliquent, Inc., a publicly-traded voice and messaging interconnection partner for communications service providers of all types, from January 2014 until September 2016. At Inteliquent, he was responsible for its accounting and finance functions, as well as the company’s strategy and corporate development activities. Previously, Mr. Abkemeier served as the Vice President of Finance and Treasurer of Cbeyond, Inc. from June 2005 to March 2012. Mr. Abkemeier has also held various senior management positions within telecommunications-related companies and was a senior sell-side research analyst at J.P. Morgan & Co.  Mr. Abkemeier holds a Bachelor of Science degree in applied economics from Cornell University and is a certified financial analyst.
Mr. Abkemeier’s Employment Agreement
In connection with his appointment as Chief Financial Officer, as of September 28, 2016, PSC and Mr. Abkemeier entered into an employment agreement setting forth Mr. Abkemeier’s compensation and certain other employment terms. Pursuant to this employment agreement, Mr. Abkemeier will be paid a base salary of $375,000 per year and he will be eligible to participate in PSC’s Corporate Bonus Plan at an aggregate annual target rate of $300,000. Under the employment agreement, Mr. Abkemeier is to receive a cash sign-on bonus of $50,000 and reimbursement of up to $100,000 in expenses incurred to relocate to Massachusetts, both of which are subject to repayment in the event Mr. Abkemeier voluntary terminates employment on or before September 28, 2017.

Mr. Abkemeier’s employment agreement also provides that Mr. Abkemeier is to receive a new hire equity award consisting of the three elements described below.
First, Mr. Abkemeier is to receive an annual equity award with a value of $600,000, with 40% of this annual equity award consisting of restricted stock units (“RSUs”), and 60% of this award consisting of performance share units (“PSUs”). The PSUs are to be awarded in January 2017 based upon the achievement of one-year fiscal year 2017 measurement targets applicable to the FY17 annual equity compensation to executive officers. Subject to continued employment, the RSUs will vest in equal installments semi-annually over three years, with the first such vest to occur on April 1, 2017 and the remaining installments vesting every six months thereafter. The PSU targets will be determined by the Compensation Committee of the Board of Directors at the time of grant. Upon determination of the PSUs earned, if any, and subject to continued employment, the PSUs will convert to RSUs, with one-third of the RSUs vesting on April 1, 2018 and the remainder vesting every six months over the next two years.
Second, Mr. Abkemeier is to receive a special RSU award with a value of $1,650,000 (the “Special RSU Award”). The Special RSU Award will vest on the third anniversary of the date of grant, subject to continued employment. The Special RSU Award is subject to accelerated vesting as described below.
Third, Mr. Abkemeier is to be added as a participant under PSC’s Long Term Incentive Plan (“LTIP”) applicable to executive officers. Mr. Abkemeier is to receive a PSU award under the LTIP with respect to fiscal year 2016 with a value as of the grant date of two times his base salary, or $750,000 (the “LTIP Award”). The LTIP Award will be earned based on PSC’s relative total shareholder return over a three-year performance period ending on November 30, 2018.
Mr. Abkemeier will be eligible for additional future equity awards as customarily granted to executive officers beginning in fiscal year 2018, except that Mr. Abkemeier is eligible to receive an LTIP Award applicable to fiscal year 2017 on the same basis as other PSC executive officers.
Mr. Abkemeier’s employment agreement also provides that in the event that his employment is terminated as a result of an “Involuntary Termination” (as defined below), he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to twelve (12) months of total target cash compensation as of the date of termination, which will be paid over twelve (12) months, (b) the continuation, for a period of twelve (12) months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination, and (c) twelve (12) months of acceleration of unvested stock options and RSUs. If the Involuntary Termination occurs on or before (A) September 28, 2017, vesting with respect to one-third of the Special RSU Award will accelerate, and (B) September 28, 2018, the vesting of two-thirds of the Special RSU Award will accelerate. No PSUs (including PSUs relating to performance in the fiscal year in which the termination occurs and under the LTIP), and no other RSUs (except those described above), will vest or be accelerated.
Receipt of the severance and benefits is subject to the execution of a standard separation and release agreement. Separation payments upon any Involuntary Termination of Mr. Abkemeier’s employment within twelve months following a change in control would be governed by an Executive Retention and Motivation Agreement to be entered into by Mr. Abkemeier and not by Mr. Abkemeier’s employment agreement.
An “Involuntary Termination” is defined in the employment agreement as a termination of employment by PSC other than for “Cause” (as defined in the employment agreement), disability or death or a termination by Mr. Abkemeier as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Abkemeier from such position, a material reduction in Mr. Abkemeier’s base salary or target bonus, a relocation of Mr. Abkemeier to a facility or location more than fifty miles from his then present location or a material breach of the employment agreement by the PSC.
The standard separation and release agreement will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as PSC.
Pursuant to the terms of Mr. Abkemeier’s employment agreement, PSC has also agreed to enter into an Executive Retention and Motivation Agreement (“ERMA”), with Mr. Abkemeier that provides certain compensation and benefits if his employment is involuntarily terminated following twelve months of a change in control of PSC. The terms of this ERMA would be substantially identical to the ERMAs we have entered into with our other executive officers.
The preceding description of Mr. Abkemeier employment agreement is qualified in its entirety by reference to the full text of the employment agreement filed as Exhibit 10.1 to this Form 8-K.
Except as described above, there are no arrangements or understandings between Mr. Abkemeier and any other person pursuant to which he was appointed to his new position. There are no family relationships between Mr. Abkemeier and any of PSC's directors or executive officers, nor is PSC aware, after inquiry of Mr. Abkemeier, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.
9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated September 28, 2016, by and between Progress Software Corporation and Kurt J. Abkemeier
99.1	Press release issued by Progress Software Corporation, dated September 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 4, 2016	Progress Software Corporation

		By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated September 28, 2016, by and between Progress Software Corporation and Kurt J. Abkemeier
99.1	Press release issued by Progress Software Corporation, dated September 28, 2016